EXHIBIT 10.29

                      MEDSTRONG INTERNATIONAL CORPORATION
                         AMENDMENT TO WARRANT AGREEMENT


      Amendment (this "Amendment"), dated as of January 12, 2006, to the Warrant Agreement (the "Agreement") made and entered into as of July 31, 2001, between Medstrong International Corporation, a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company, as Warrant Agent ("Warrant Agent").

      WITNESSETH:

      WHEREAS, the Company has outstanding 4,302,000 warrants (OTC Bulletin Board symbol: MDSIW.OB, the "Warrants") to purchase shares of Common Stock, par value $.001 per share, of the Company ("Common Stock"); and

      WHEREAS, pursuant to the Agreement, the Warrant Agent is acting as agent on behalf of the Company with respect to the issuance, registration, registration of transfer, exchange and exercise of the Warrants; and

      WHEREAS, following the 1 for 75 reverse stock split effective November 2, 2006 (the "Reverse Split"), each 75 Warrants entitled entitled the holder thereof to purchase one share of Common Stock at an exercise price of $30.00 ("Per Share Exercise Price"), at any time until December 31, 2009; and

      WHEREAS, under the terms of the Warrant Agreement, following the Reverse Split, if the common stock traded for at least five consecutive trading days at a price of $112.50 (the "Redemption Trigger Trading Price") or more, the Company had the right to call the Warrants at a price of $.75 per Warrant share of Common Stock unless an investor chose to exercise his or her Warrants at that time; and

      WHEREAS, the Company believes it is appropriate to further amend the terms of the Warrants and Agreement by reducing the Exercise Price and the Redemption Trigger Trading Price.

      NOW THEREFORE, in consideration of the premises and of the mutual covenants herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Company and the Warrant Agent, the parties hereto agree as follows:

Section 1. Amendments.

      1.1 The parties hereby agree to amend the first paragraph of Section 8 of the Agreement to read in its entirety as follows:

      " 8. Redemption. (a) The Warrants may be redeemed at the option of Company, subject to the conditions set forth below in this Section 8, at any time, by Redemption Notice given within thirty (30) days, after the occurrence of a "Redemption Event". A Redemption Event shall be the fifth consecutive trading day upon which the Common Stock has been trading at $22.50 per share, determined by the taking the average price between the "bid" and the "ask" of the Common Stock on each such day, at a price of $.75 per share of Common Stock subject to the Warrants to be redeemed, plus any dividends declared but unpaid thereon, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares occurring after January 12, 2007 (the "Redemption Price")."

      1.2 The parties agree to amend the Exercise Price of the Warrants (as defined in the Agreement) set forth in Exhibit A to the Agreement, from and after January 12, 2007, to be $18.75 per share of Common Stock of the Company.

Section 2. Miscellaneous.

      2.1 Limited Effect. Except as expressly amended and modified by this Amendment, all of the terms and provisions of the Agreement are and shall continue to remain in full force and effect in accordance with the terms thereof.

      2.2 Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

      2.3 Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles.

      IN WITNESS HEREOF, the Company and the Warrant Agent, by their respective duly authorized officers, have caused this Amendment to be executed as of the day and year first above written.

                                         MEDSTRONG INTERNATIONAL CORPORATION

                                         By:
                                            ------------------------------
                                         Title: President & CEO

                                         AMERICAN STOCK TRANSFER & TRUST COMPANY


                                         By:
                                            ------------------------------
                                         Title: President & CEO